UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2017

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2017, STORE Capital Corporation (the “Company”) issued and sold 18,621,674 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to National Indemnity Company (the “Investor”), at a price of $20.25 per share, for an aggregate purchase price of approximately $377.1 million. The issuance and sale of the Shares were made pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) entered into with the Investor on June 23, 2017. There were no underwriter discounts or commissions on the Shares.

The Company intends to use the net proceeds from this offering to repay indebtedness, to fund property acquisitions in the ordinary course of business, for working capital and other general corporate purposes, or a combination of the foregoing.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were offered and sold to the Investor in reliance upon the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. The Investor has represented to the Company that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and that the Shares were being acquired for its own account for investment and not with a view toward, or for resale in connection with, any public sale or distribution. Pursuant to the Purchase Agreement, the Investor will be contractually restricted from selling or otherwise disposing of the purchased shares for a period of six months after the date of issuance.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release of the Company announcing the Purchase Agreement and issuance and sale of the Shares, dated June 26, 2017, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation
Dated: June 26, 2017

	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President – General Counsel

Exhibit Index

Exhibit	Description

1.1	Stock Purchase Agreement, dated June 23, 2017, between the Company and National Indemnity Company

99.1	Press Release announcing the Stock Purchase Agreement and the issuance and sale of the Shares, dated June 26, 2017